EXHIBIT 99.1













                      DESIGN CRAFTING, INC.


                      FINANCIAL STATEMENTS


                       September 30, 1997
Contents

                                                       Page

Financial Statements

Independent auditors' report..........................   1

Balance sheet as of September 30, 1997................   2

Statements of income for the years ended
September 30, 1997 and 1996...........................   3

Statement of changes in stockholder's equity
for each of the years ended September 30, 1997
and 1996...............................................  4

Statements of cash flows for the years ended
September 30, 1997 and 1996............................  5

Notes to financial statements........................... 6

INDEPENDENT AUDITORS' REPORT

Board of Directors
Design Crafting, Inc.


We have audited the accompanying balance sheet of Design Crafting, Inc. as of September 30, 1997, and the related statements of income, changes in stockholder's equity and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Design Crafting, Inc. as of September 30, 1997, and the results of its operations and its cash flows for each of the years in the two-year period then ended, in conformity with generally accepted accounting principles.



/s/ Richard A. Eisner & Company, LLP

Florham Park, New Jersey
July 10, 1998

Balance Sheet
September 30, 1997

ASSETS
Current assets:
  Cash                                                    $ 5,015
  Accounts receivable                                      56,812
  Prepaid expenses and other current assets                   468
    Total current assets                                   62,295
Equipment, net of accumulated depreciation of $6,662        4,602
                                                          $66,897

LIABILITIES

Current liabilities:
  Accounts payable and accrued expenses                   $30,597
  Taxes payable - current                                   1,480
  Taxes payable - deferred                                  6,195
    Total current liabilities                              38,272

STOCKHOLDER'S EQUITY

  Common stock, no par value, authorized 1,000
   shares issued and outstanding 100 shares                 1,000
  Retained earnings                                        27,625
    Total stockholder's equity                             28,625
                                                          $66,897

Statements of Income

                                              Year Ended
                                             September 30,
                                           1997         1996

Revenues - services                       $462,541     $311,363
Cost of services                           384,244      241,427
Gross profit                                78,297       69,936
Expenses:
  Selling, general and administrative       65,772       58,905
Income before taxes                         12,525       11,031
Income taxes                                 3,250        2,870
Net income                                $  9,275     $  8,161

Statements of Changes in Stockholder's Equity

                                     Common Stock
                                 Number of               Retained
                                  Shares       Amount    Earnings    Total
Balance, October 1, 1995            100        $1,000    $10,189     $11,189
Net income                           --            --      8,161       8,161
Balance, September 30, 1996         100         1,000     18,350      19,350
Net income                           --            --      9,275       9,275
Balance, September 30, 1997         100        $1,000    $27,625     $28,625

Statements of Cash Flows

                                                        Year Ended
                                                       September 30,
                                                     1997          1996
Cash flows from operating activities:
  Net income                                         $ 9,275       $ 8,161
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                     2,948           648
      Deferred income taxes                            1,390         2,700
      Changes in:
        Accounts receivable                             (867)      (29,993)
        Prepaid expenses and other current assets        718           687
        Accounts payable and accrued expenses        (10,249)       18,691
        Taxes payable                                  1,310          (725)
          Net cash provided by operating activities    4,525           169
Cash flows from investing activities:
  Purchase of equipment                               (6,902)       (1,296)
Net decrease in cash                                  (2,377)       (1,127)
Cash, beginning                                        7,392         8,519
Cash, ending                                         $ 5,015       $ 7,392

Supplemental disclosure of cash flow information:
  Cash paid for:
    Income taxes                                     $   550       $   895

Note A - Summary of Significant Accounting Policies and Basis of
Presentation

[1]  Operations:

     Design Crafting, Inc. (the "Company") is a software developer and provides services primarily to customers in the distribution, retail and financial industries.

     In 1997, two customers and in 1996 one customer accounted for approximately 91% and 99% of revenues, respectively. As of September 30, 1997, two customers represented 100% of accounts receivable. No allowance for bad debts is required.

[2]  Revenue recognition:

     Revenue is recognized as the work is performed and services are provided at the customer's locations.

[3]  Use of estimates:

     The financial statements were prepared on an accrual basis in conformity with generally accepted accounting principles; estimates and assumptions were utilized to quantify certain components of the financial statements in the absence of specific amounts of the respective assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

[4]  Equipment:

     Equipment is recorded at cost less accumulated depreciation.
     Depreciation is provided using accelerated and straight-line methods over the estimated lives of the assets
     (2 to 3 years).

[5]  Income taxes:

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standard No. 109 Accounting for Income Taxes ("SFAS 109") which requires use of the liability method of Accounting for Income Taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred income taxes arise from temporary differences resulting primarily from income and expense items being reported on an accrual basis for financial statement purposes and on a cash basis for tax purposes. As a result, the Company had deferred federal and state liabilities of $6,195 as of September 30, 1997.

Note B - Employee Benefit Plans

The Company has a qualified simplified employee pension (SEP) under Section 408(k) of the Internal Revenue Code. Employer contributions under a SEP are discretionary and are excluded from the participants taxable income to the extent of 15% of the participant's compensation subject to limits. The Company's contributions to the plan were $25,742 and $7,573 for the years ended September 30, 1997 and 1996, respectively.

Note C - Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

Wages                         $18,486
Payroll taxes                   2,544
Employee benefit plan           7,796
Other                           1,771
                              $30,597
Note D - Income Taxes

                                             Year Ended
                                            September 30,
                                          1997         1996

Current tax expenses:

  Federal                                 $1,120       $   20
  State                                      740          150
                                           1,860          170
Deferred tax expenses:
  Federal                                    830        1,700
  State                                      560        1,000
                                           1,390        2,700
Provision for taxes                       $3,250       $2,870

The differences between the statutory income tax rate of 34% and the income taxes reported on the statement of income and retained earnings are as follows:

                                               Year Ended September 30,
                                              1997                    1996
Statutory rate                          $ 4,259     34%        $ 3,751     34%
Reduction due to graduated
  income tax rate                        (2,380)   (19)         (2,096)   (19)
State taxes, net of federal benefit       1,105      9             978      9
Other                                       266      2             237      2
Provision for taxes                     $ 3,250     26%        $ 2,870     26%

Note E - Business Combination

On May 1, 1998, the Company completed a merger with Dynamicweb Enterprises, Inc. (Dynamicweb) by exchanging all of its issued and outstanding stock for 92,500 shares of common stock of Dynamicweb with a provision for up to an additional 10,000 shares to be calculated under a formula based on the value at closing and the realization of certain assets within 120 days of the closing.